Exhibit 99.1

FOSSIL GROUP, INC. REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Richardson, TX, AUGUST 12, 2020 (GLOBE NEWSWIRE) - Fossil Group, Inc. (NASDAQ: FOSL) today announced financial results for the second quarter ended July 4, 2020.

Second Quarter Summary

•
Worldwide net sales of $259 million decreased 48% on a reported basis and 47% in constant currency. The year-over-year decline primarily reflects COVID-19 related impacts on a global basis, including retail and wholesale closures, throughout much of the quarter.

•	On a constant currency basis, sales from the Company's owned e-commerce websites increased 138% and third party marketplace e-commerce sales increased 20% compared to prior year.

•	Gross margin of 54.3%, representing 140 basis points of expansion compared to the second quarter of 2019.

•
The Company reduced operating expenses by $86 million, or 33%, on a year-over-year basis, due to both its New World Fossil 2.0 - Transform to Grow program (“NWF 2.0”) and immediate cost reduction efforts.

•	Operating loss of $37 million compared to operating income of $2 million a year ago, primarily due to COVID-19 impacts on sales.

•	Cash and cash equivalents of $278 million, and total debt of $269 million as of July 4, 2020.

“Our second quarter results were impacted by broad-based global store closures due to COVID-19 throughout much of the quarter,” stated Kosta Kartsotis, Chairman and CEO. “Our teams have responded quickly and executed well in the face of significant COVID-19 impacts. In navigating this challenging environment, we have taken aggressive actions to increase liquidity and reduce costs, and further engaged with our consumers through digital initiatives and product innovation. Importantly, we are maintaining our focus on the strategic priorities we outlined at the beginning of 2020, including the acceleration of our cost reduction actions through NWF 2.0 and the expansion of our digital capabilities to help drive continued growth in the e-commerce channel.”

COVID-19 Update

The Company is continuing to closely manage liquidity, expenses and inventory to navigate macro uncertainty and COVID-19 impacts. During the second quarter, the Company:

•	Amended its credit facility, resulting in increased covenant flexibility;

•	Reduced operating expenses across payroll, marketing, travel, professional fees and contract labor versus prior year;

•	Closely managed working capital by reducing inventory receipts; and

•	Reduced outstanding debt and revolving credit levels by $56 million.

As of July 4, 2020, the Company had total liquidity of $311 million, comprised of $278 million of cash and cash equivalents and $33 million of availability under its revolving credit facility. The Company expects to close the third quarter of 2020 with approximately $250 million to $300 million of cash and cash equivalents and approximately $30 million of availability under its revolving credit facility.

Second Quarter 2020 Operating Results

Worldwide net sales totaled $259.0 million, a decrease of 48% on a reported basis and 47% in constant currency compared to $501.4 million in the second quarter of fiscal 2019. The year-over-year decline was primarily due to COVID-19 related retail closures, including both Fossil stores and wholesale doors. Partly offsetting brick-and-mortar sales declines was growth in digital channels, with owned e-commerce websites increasing 138% and dedicated third party marketplaces growing 20%, both on a constant currency basis. The following table provides a summary of net sales performance, on both an as reported and constant currency basis, for the second quarter of 2020 compared to the 2019 second quarter (in millions, except percentage data).

	Second Quarter
	2020	2019	Growth (Decline)
	Amounts as Reported	Amounts as Reported	Dollars as Reported (1)	Constant Currency Dollars (2)	Percentage as Reported (1)	Percentage Constant Currency (2)
Americas	$106	$223	$(117)	$(117)	(53)%	(52)%
Europe	80	147	(67)	(66)	(46)	(45)
Asia	69	126	(57)	(55)	(45)	(43)
Corporate	4	5	(1)	—	(8)	(8)
Total net sales	$259	$501	$(242)	$(238)	(48)%	(47)%

Watches	$209	$413	$(204)	$(200)	(49)%	(48)%
Leathers	27	53	(26)	(26)	(49)	(49)
Jewelry	15	21	(6)	(5)	(27)	(26)
Other	8	14	(6)	(7)	(48)	(47)
Total net sales	$259	$501	$(242)	$(238)	(48)%	(47)%

(1)   Reported GAAP amounts include impacts from currency.
(2)   Eliminates the effect of currency changes in fiscal 2020 to give investors a better understanding of the underlying trends within the business. See constant currency financial information at the end of this release for more information.

Gross profit totaled $140.6 million compared to $265.1 million in the second quarter of 2019. Gross margin increased 140 basis points to 54.3% versus 52.9% a year ago, primarily reflecting a higher mix of e-commerce sales and reduced minimum licensor royalty costs, partially offset by heightened promotional activity and increased freight and duty costs. Currency favorably impacted the gross profit margin rate in the second quarter of 2020 by approximately 50 basis points.

Operating expenses totaled $177.4 million compared to $263.4 million a year ago. Operating expenses in the second quarter of 2020 included $10.5 million of restructuring costs, primarily related to employee costs, professional services and store closures, while operating expenses in the second quarter of 2019 included $7.3 million of restructuring costs. Second quarter selling, general and administrative expenses decreased on a year-over-year basis, reflecting lower compensation, marketing and discretionary costs.

Second quarter operating loss was $36.8 million compared to operating income of $1.7 million in the second quarter of 2019. Net loss totaled $22.5 million, or ($0.44) per diluted share, compared to net loss of $7.3 million, or ($0.15) per diluted share, in the second quarter of 2019.  Per share data included restructuring charges of $0.16 per diluted share in the second quarter of 2020 and $0.11 per diluted share in the second quarter of 2019. During the second quarter of fiscal 2020, currencies, including both the translation impact on operating earnings and the impact of foreign currency hedging contracts, favorably affected loss per diluted share by approximately $0.05.

New World Fossil 2.0 - Transform to Grow Initiative

During 2019, the Company initiated NWF 2.0, which was designed to deliver gross margin benefits and operating expense reductions totaling $200 million over the three-year period from 2019 to 2021. As a result of the unprecedented impact of COVID-19, earlier this year the Company significantly expanded its NWF 2.0 initiative to $250 million to include additional organizational efficiencies and to accelerate digital initiatives. The Company expects to generate $100 million in expense savings in 2020.

Balance Sheet Summary

As of July 4, 2020, the Company had cash and cash equivalents of $278 million and total debt of $269 million, including $170 million of borrowings under its Term Credit Agreement. Inventories at the end of second quarter 2020 totaled $376 million, a decrease of 18% versus a year ago, primarily reflecting accelerated inventory reduction actions, particularly of older generation connected product, and proactive management of inbound receipts to align with reduced consumer demand.

2020 Outlook

In light of macro uncertainties and fluid COVID-19 impacts, the Company is not providing full year financial guidance at this time. The Company currently anticipates that third quarter worldwide net sales will decline in the range of 35% to 45%, reflecting continued contraction in retail and wholesale, partly offset by ongoing strength in e-commerce channels.

Safe Harbor

Certain statements contained herein that are not historical facts, including multi-year NWF expense reduction estimates, the completion of any amendments to our Term Credit Agreement, future financial estimates as well as estimated impacts from COVID-19, tariffs, the Tax Cuts and Jobs Act, foreign currency translation, amortization expense, foreign tax credits, non-cash impairments and restructuring charges, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: the effect of worldwide economic conditions; the impact of COVID-19; the length and severity of COVID-19; the pace of recovery following COVID-19; the failure to negotiate and enter into an amendment to the Term Credit Agreement; significant changes in consumer spending patterns or preferences; interruptions or delays in the supply of key components; acts of war or acts of terrorism; changes in foreign currency valuations in relation to the U.S. dollar; lower levels of consumer spending resulting from a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; the performance of our products within the prevailing retail environment; risks related to excess inventory, including older generation connected products; customer acceptance of both new designs and newly-introduced product lines, including risks related to new generation connected products; financial difficulties encountered by customers; the effects of vigorous competition in the markets in which we operate; compliance with debt covenants and other contractual provisions; risks related to the success of our restructuring programs; the termination or non-renewal of material licenses, risks related to foreign operations and manufacturing; changes in the costs of materials, labor and advertising; government regulation and tariffs; our ability to secure and protect trademarks and other intellectual property rights; and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein.  The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Fossil Group, Inc.

Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include fashion watches, jewelry, handbags, small leather goods and connected products. We are committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Misfit, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, BMW, Diesel, DKNY, Emporio Armani, kate spade new york, Michael Kors, PUMA and Tory Burch. We bring each brand story to life through an extensive distribution network across numerous geographies, categories and channels. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

Investor Relations:	Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com

Consolidated Income Statement Data	For the 13 Weeks Ended	For the 13 Weeks Ended
($ in millions, except per share data):	July 4, 2020	June 29, 2019
Net sales	$259.0	$501.4
Cost of sales	118.4	236.3
Gross profit	140.6	265.1
Gross margin	54.3%	52.9%
Operating expenses:
Selling, general and administrative expenses	166.9	256.1
Restructuring charges	10.5	7.3
Total operating expenses	$177.4	$263.4
Total operating expenses (% of net sales)	68.5%	52.5%
Operating income (loss)	(36.8)	1.7
Operating margin	(14.2)%	0.3%
Interest expense	7.9	7.4
Other income (expense) - net	0.9	0.5
Income (loss) before income taxes	(43.8)	(5.2)
Provision for income taxes	(20.8)	1.4
Less: Net income attributable to noncontrolling interest	(0.5)	0.7
Net income attributable to Fossil Group, Inc.	$(22.5)	$(7.3)
Earnings per share:
Basic	$(0.44)	$(0.15)
Diluted	$(0.44)	$(0.15)
Weighted average common shares outstanding:
Basic	51.2	50.3
Diluted	51.2	50.3

Consolidated Balance Sheet Data ($ in millions):	July 4, 2020	June 29, 2019
Assets:
Cash and cash equivalents	$277.6	$226.6
Accounts receivable - net	130.1	204.2
Inventories	375.9	460.3
Other current assets	98.1	124.4
Total current assets	$881.7	$1,015.5
Property, plant and equipment - net	$133.3	$165.2
Operating lease right-of-use assets	253.9	305.4
Intangible and other assets - net	182.4	122.1
Total long-term assets	$569.6	$592.7
Total assets	$1,451.3	$1,608.2

Liabilities and stockholders’ equity:
Accounts payable, accrued expenses and other current liabilities	$438.5	$461.2
Short-term debt	25.2	66.4
Total current liabilities	$463.7	$527.6
Long-term debt	$243.9	$162.0
Long-term operating lease liabilities	270.1	308.5
Other long-term liabilities	77.0	70.5
Total long-term liabilities	$591.0	$541.0
Stockholders’ equity	$396.6	$539.6
Total liabilities and stockholders’ equity	$1,451.3	$1,608.2

Constant Currency Financial Information

The following table presents the Company’s business segment and product net sales on a constant currency basis which are non-GAAP financial measures. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. The Company presents constant currency information to provide investors with a basis to evaluate how its underlying business performed excluding the effects of foreign currency exchange rate fluctuations. The constant currency financial information presented herein should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Net Sales
	For the 13 Weeks Ended
	July 4, 2020			June 29, 2019
($ in millions)	As Reported	Impact of Foreign Currency Exchange Rates	Constant Currency	As Reported
Segment:
Americas	$105.8	$0.7	$106.5	$223.1
Europe	79.5	1.4	80.9	147.1
Asia	69.2	2.3	71.5	126.3
Corporate	4.5	—	4.5	4.9
Total net sales	$259.0	$4.4	$263.4	$501.4

Product Categories:
Watches	$209.5	$3.8	$213.3	$413.3
Leathers	26.6	0.3	26.9	52.6
Jewelry	15.2	0.2	15.4	20.8
Other	7.7	0.1	7.8	14.7
Total net sales	$259.0	$4.4	$263.4	$501.4

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as our net income (loss) before the impact of income tax expense (benefit), plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation expense, and restructuring expense minus interest income. We have included Adjusted EBITDA herein because it is widely used by investors for valuation and for comparing our financial performance with the performance of our competitors. We also use Adjusted EBITDA to monitor and compare the financial performance of our operations. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Adjusted EBITDA is not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) before income taxes. Certain line items presented in the tables below, when aggregated, may not foot due to rounding.

	Fiscal 2019(1)		Fiscal 2020
($ in millions):	Q3	Q4	Q1	Q2	Total
Income (loss) before income taxes	$(18.0)	$(6.0)	$(149.1)	$(43.8)	$(216.9)
Plus:
Interest expense	7.4	7.0	7.5	7.9	29.8
Amortization and depreciation	13.6	12.9	12.2	10.7	49.4
Impairment expense	18.0	4.7	19.6	3.4	45.7
Other non-cash charges	9.5	43.2	21.7	3.6	78.0
Stock-based compensation	4.3	1.9	3.1	2.9	12.2
Restructuring expense	7.0	5.2	9.4	10.5	32.1
Less:
Interest Income	0.3	0.1	—	(0.1)	0.3
Adjusted EBITDA	$41.5	$68.8	$(75.6)	$(4.7)	$30.0
(1)   Prior period amounts have been adjusted to conform to the current period presentation.

Store Count Information

	July 4, 2020				June 29, 2019
	Americas	Europe	Asia	Total	Americas	Europe	Asia	Total
Full price accessory	80	76	54	210	87	88	51	226
Outlets	114	74	32	220	115	73	35	223
Full priced multi-brand	—	3	3	6	—	4	3	7
Total stores	194	153	89	436	202	165	89	456

END OF RELEASE